UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

FITLIFE BRANDS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-52369	20-3464383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4509 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

(402) 333-5260
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2016, Stephen Adele delivered notice to FitLife Brands, Inc. (the “Company”) of his resignation as the Company’s Chief Innovation Officer and Chief Executive Officer of the Company’s wholly owned subsidiary, iSatori, Inc., effective immediately. Mr. Adele also delivered an executed release to the Company in accordance with the employment agreement, by and between the Company and Mr. Adele, dated September 30, 2015 (the “Employment Agreement”), a copy of which was filed as Exhibit 2.3 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on July 7, 2015. Pursuant to the terms and conditions of the Employment Agreement, Mr. Adele will receive cash payments equal to 50% of his salary and healthcare benefits for the next six months. Mr. Adele will also continue to serve as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITLIFE BRANDS, INC.

Date: October 20, 2016	By:	/s/ Michael Abrams
Michael Abrams
Chief Financial Officer